                                                                      EXHIBIT 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 20 to Registration Statement No. 33-28248 of Merrill Lynch Developing
Capital Markets Fund, Inc. (the "Fund") on Form N-1A of our report dated
August 19, 2004 appearing in the June 30, 2004 Annual Reoprt of the Fund, which is incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the captions "Financial Highlights" in the Prospectus, which is also a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 22, 2004